      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1998



                                                      REGISTRATION NO. 333-53197

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         AMERICAN GREETINGS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       OHIO                                             34-0065325
           ---------------------------                             -------------------
         (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                  ONE AMERICAN ROAD, OHIO 44144 (216) 252-7300
           ----------------------------------------------------------
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              JON GROETZINGER, JR.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         AMERICAN GREETINGS CORPORATION
                               ONE AMERICAN ROAD
                             CLEVELAND, OHIO 44144
                                 (216) 252-7300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)


                                   COPIES TO:

                STANLEY E. EVERETT                                    EARL D. WEINER

                BROUSE & MCDOWELL                                  SULLIVAN & CROMWELL
             500 FIRST NATIONAL TOWER                                125 BROAD STREET
                AKRON, OHIO 44114                                NEW YORK, NEW YORK 10004
                  (330) 535-5711                                      (212) 558-4000


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement and after compliance with applicable state and federal laws.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

================================================================================

                         AMERICAN GREETINGS CORPORATION



                          AMENDMENT NO. 1 TO FORM S-3


                  REGISTRATION STATEMENT (REG. NO. 333-53197)


                            ------------------------


  This Amendment No. 1 is being filed solely for the purpose of filing certain
                                   Exhibits.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses payable by the Registrant in connection with the issuance and distribution of the Debt Securities, other than underwriting discounts and commissions. All the amounts shown are estimates, except for the Commission registration fee which is the actual amount paid in connection with the registration of the $600,000,000 principal amount of Debt Securities being registered under this Registration Statement.


Securities and Exchange Commission registration fee.........  $ 177,000
Blue Sky fees and expenses..................................      5,000
Accounting fees and expenses................................     10,000
Printing fees and expenses..................................     20,000
Legal fees and expenses.....................................     25,000
Trustee fees and expenses...................................     10,000
Miscellaneous...............................................      3,000
                                                              ---------
  Total.....................................................  $ 250,000
                                                              =========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 1701.13(E) of the Ohio Revised Code authorizes the indemnification of officers and directors in defense of any civil, criminal, administrative or investigative proceeding. Article IV of the Regulations of the Company provides for indemnification in terms consistent with the statutory authority, and the Company maintains insurance covering certain liabilities of the directors and the elected and appointed officers of the Company and its subsidiaries, including liabilities under the Securities Act.

ITEM 16.  EXHIBITS.

     See the Exhibit Index at page E-1 of this Registration Statement.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Security Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 5th day of June, 1998.


                                            AMERICAN GREETINGS CORPORATION

                                            By: /s/ DALE A. CABLE

                                              ----------------------------------
                                              Dale A. Cable
                                              Vice President,
                                              Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 1998.


                 SIGNATURE                                            TITLE
                 ---------                                            -----

/s/ IRVING I. STONE*                               Founder-Chairman; Chairman of the Executive
--------------------------------------------       Committee; Director
Irving I. Stone

/s/ MORRY WEISS*                                   Chairman of the Board; Chief Executive
--------------------------------------------       Officer; Director
Morry Weiss

/s/ EDWARD FRUCHTENBAUM*                           President; Chief Operating Officer; Director
--------------------------------------------
Edward Fruchtenbaum

/s/ SCOTT S. COWEN*                                Director
--------------------------------------------
Scott S. Cowen

/s/ HERBERT H. JACOBS*                             Director
--------------------------------------------
Herbert H. Jacobs

/s/ ALBERT B. RATNER*                              Director
--------------------------------------------
Albert B. Ratner

/s/ HARRY H. STONE*                                Director
--------------------------------------------
Harry H. Stone

                                                   Director
--------------------------------------------
Jeanette S. Wagner

/s/ MILTON A. WOLF*                                Director
--------------------------------------------
Milton A. Wolf

/s/ WILLIAM S. MEYER                               Senior Vice President; Chief Financial
--------------------------------------------       Officer (principal financial officer)
William S. Meyer

/s/ PATRICIA L. RIPPLE                             Vice President; Corporate Controller
--------------------------------------------       (principal accounting officer)
Patricia L. Ripple


* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on behalf of each of the Officers and Directors of American Greetings Corporation indicated by an "*" above, pursuant to Powers of Attorney executed by each such Officer or Director and filed with the Securities and Exchange Commission as an exhibit to this Registration Statement.

/s/ JON GROETZINGER, JR.
------------------------------------
Jon Groetzinger, Jr., Esq.
Attorney-in-fact


June 5, 1998

                         AMERICAN GREETINGS CORPORATION

                                 EXHIBIT INDEX


DOCUMENT
 NUMBER                          DOCUMENT NAME
--------                         -------------
   1.1    Form of Underwriting Agreement
   4.1    Form of Trust Indenture by and between the Company and NBD
          Bank
   4.2    Form of Debt Securities (included in Exhibit 4.1)
   5.1    Opinion of Brouse & McDowell as to the validity of the Debt
          Securities
  12.1    Computation of Ratio of Earnings to Fixed Charges*
  23.1    Consent of Independent Auditors*
  23.2    Consent of Brouse & McDowell (included in Exhibit 5.1)
  24.1    Power of Attorney
  25.1    Form T-1 Statement of Eligibility and Qualification under
          the Trust Indenture Act of 1939 of NBD Bank*


---------------

*Previously filed